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                                                                    Exhibit 9(a)

On August 21, 2003, The PNC Financial Services Group, Inc., a Pennsylvania corporation, and United National Bancorp, a New Jersey corporation, jointly issued the following press release:


                   THE PNC FINANCIAL SERVICES GROUP ANNOUNCES
             DEFINITIVE AGREEMENT TO ACQUIRE UNITED NATIONAL BANCORP

          Expands PNC's Presence in New Jersey and Eastern Pennsylvania

         PITTSBURGH, PA, and BRIDGEWATER, NJ, Aug. 21, 2003 - The PNC Financial Services Group, Inc. (NYSE: PNC) and United National Bancorp (NASDAQ: UNBJ) today announced that they have signed a definitive agreement for PNC to acquire United National Bancorp for approximately $638 million in stock and cash.

         United National Bancorp is a $3 billion asset bank holding company for UnitedTrust Bank, which provides a full range of commercial and retail bank services through 45 branches in New Jersey and seven branches in Pennsylvania. With this acquisition, PNC will increase its customer base by more than 100,000 households and businesses. United National is a well-run organization with an exceptional work force and a great geographic fit," said James E. Rohr, chairman and chief executive officer of The PNC Financial Services Group. "UnitedTrust's retail and business customers will be well served by our comprehensive product offerings and our shared commitment to superior service. This agreement demonstrates our commitment to strategically and prudently expand our high-performing banking franchise. Combined with our recently announced Stop & Shop alliance, this transaction dramatically enhances our presence in this very attractive market - and we expect that it will be accretive to earnings in 2004."

         "Combining with PNC makes great sense. We share a similar customer-focused culture and a deep commitment to the communities we serve," said Thomas C. Gregor, chairman, president and chief executive officer of United National Bancorp. "We look forward to working with the team at PNC to execute the integration smoothly and enhance the value we provide to customers and shareholders."

         Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, United National Bancorp will merge with and into a subsidiary of PNC, with the PNC subsidiary surviving the merger. The transaction values each share of United National Bancorp at approximately $33.89 based on PNC's closing NYSE stock price of $48.53 on August 20, 2003. United National Bancorp shareholders will be entitled to elect to receive the merger consideration in shares of PNC common stock or in cash, subject to pro-ration. The aggregate consideration is comprised of approximately
6.55 million shares of PNC common stock and $320 million in cash, subject to adjustment. The actual value of the merger consideration to be paid upon closing will depend on the average PNC stock price shortly prior to completion of the merger, and the cash and stock components on a per United National Bancorp share basis will be determined at that time based on that average PNC stock price so that each share of United National Bancorp receives consideration representing equal value. The United National Bancorp stock options, currently with an aggregate in-the-money value of approximately $11 million, will be cashed out prior to closing, if not exercised. The




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transaction is anticipated to close in January 2004. The merger is subject to customary closing conditions, including regulatory approvals and the approval of shareholders of United National Bancorp. After closing, UnitedTrust Bank branches will assume the PNC Bank name. An integration team, which has been formed with representatives from both companies, will report to Joseph C. Guyaux, president of The PNC Financial Services Group. "We believe that United National and PNC are an outstanding fit both strategically and culturally," said Guyaux, "We both share the desire to grow our core consumer and business banking franchise, provide excellent customer service and continue our commitment to make a difference in our communities. After getting to know United National's key leaders, we are very excited about the role they will play in helping to expand PNC's franchise." There is minimal branch overlap in conjunction with this transaction. The transaction is expected to result in the reduction of approximately $31 million of operating expenses through the elimination of administrative and operational redundancies by 2005. Citigroup Global Markets Inc. acted as the financial advisor to PNC, and Keefe, Bruyette & Woods, Inc. acted as the financial advisor to United National.

CONFERENCE CALL AND SUPPLEMENTARY INFORMATION

         PNC Chairman and Chief Executive Officer, James E. Rohr; PNC President, Joseph C. Guyaux; and PNC Vice Chairman and Chief Financial Officer, William S. Demchak, along with Thomas C. Gregor, chairman, president and chief executive officer of United National Bancorp, will hold a conference call for investors at 10:30 a.m. (eastern time) today regarding the announcement of the acquisition. Live webcast and telephone conference options are available. Internet access to the webcast, which includes audio (listen-only) and slides with supplementary information regarding the transaction, will be available on PNC's website at www.pnc.com (http://www.pnc.com) under "For Investors." Access to the conference call by telephone will be available by calling 877-691-0878 (domestic) and 973-582-2741 (international). Investors should call 5-10 minutes before the start of the call. Supplementary information, which includes significant financial information that will be discussed on the conference call, will be available on PNC's website under "For Investors" prior to the beginning of the conference call. A replay of the webcast will be available on PNC's website for thirty days, and a taped replay of the audio portion of the conference call will be available for one week at 877-519-4471 (domestic) and 973-341-3080 (international), conference ID4128921. The conference call may include a discussion of non-GAAP financial measures, which, to the extent not so qualified during the conference call, is qualified by GAAP reconciliation information that will be made available on PNC's website under "For Investors." The conference call may include forward-looking information, which along with the supplementary information and this news release, is subject to the cautionary statements that follow.

FORWARD-LOOKING STATEMENT

         This press release contains forward-looking statements with respect to PNC's outlook or expectations with respect to the planned acquisition of United National, the expected costs to be incurred in connection with the acquisition, United National's future performance, and the consequences of the integration of United National into PNC. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of this press release, and PNC




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assumes no duty and does not undertake to update them. In addition to factors previously disclosed in PNC's SEC reports (accessible on the SEC website at www.sec.gov (http://www.sec.gov) and on PNC's website at www.pnc.com (http://www.pnc.com)) applicable to PNC's business generally (including, upon the acquisition, those aspects currently operated by United National), the forward-looking statements in this press release are subject to the following risks and uncertainties:

     o Completion of the transaction is dependent on, among other things, receipt of stockholder and regulatory approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.

     o The transaction may be materially more expensive to complete than anticipated as a result of unexpected factors or events.

     o The integration of United National's business and operations into PNC, which will include conversion of United National's different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to United National's or PNC's existing businesses.

     o The anticipated cost savings of the acquisition may take longer to be realized or may not be achieved in their entirety.

     o The anticipated benefits to PNC are dependent in part on United National's business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC's and United National's performance (with respect to United National, see United National's SEC reports, also accessible on the SEC website) or due to factors related to the acquisition of United National and the process of integrating it into PNC.

PROXY STATEMENT/PROSPECTUS INFORMATION

         The PNC Financial Services Group, Inc. and United National Bancorp will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC web site (www.sec.gov (http://www.sec.gov)). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Services at (800) 982-7652. Documents filed with the SEC by United National Bancorp will be available free of charge from the Shareholder Relations at (908) 429-2406.

         The directors, executive officers, and certain other members of management of United National Bancorp may be soliciting proxies in favor of the merger from its shareholders. For information about these directors, executive officers, and members of management, shareholders are asked to refer to United National Bancorp's most recent annual meeting proxy statement,




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which is available on United National Bancorp's website (www.unitedtrust.com
(http://www.unitedtrust.com)) and at the addresses provided in the preceding paragraph. >

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         United National Bancorp is a $3.0 billion asset holding company for
United Trust Bank, a state-chartered FDIC-insured commercial bank headquartered in Bridgewater, N.J., operating 52 community banking offices throughout Essex, Hunterdon, Middlesex, Morris, Somerset, Union and Warren counties in New Jersey and Lehigh and Northampton counties in Pennsylvania. The Bank provides retail banking, alternative financial products, insurance services, business banking services, commercial lending, construction and commercial real estate lending, consumer and mortgage lending and trust and investment services.

         The PNC Financial Services Group, Inc., headquartered in Pittsburgh, is one of the nation's largest diversified financial services organizations, providing regional community banking; wholesale banking, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services.